UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

Silo Pharma, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41512	27-3046338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

677 N. Washington Boulevard Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 400-9031

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Rule 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SILO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information regarding the Purchase Agreement (as defined below) set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 8.01 Other Events.

On May 16, 2025, Silo Pharma, Inc., a Nevada corporation (the “Company”), completed a public offering (the “Offering”) of (i) 2,723,336 shares (the “Common Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”); (ii) 610,002 prefunded warrants (the “Prefunded Warrants”) to purchase 610,002 shares of Common Stock of the Company (the “Prefunded Warrant Shares”); (iii) 3,333,338 Series A-1 warrants (the “Series A-1 Common Warrants”) to purchase 3,333,338 shares of Common Stock of the Company (the “Series A-1 Common Warrant Shares”) and (iv) 3,333,338 Series A-2 warrants (the “Series A-2 Common Warrants,” together with the Series A-1 Warrants, the “Common Warrants”) to purchase 3,333,338 shares of Common Stock of the Company (the “Series A-2 Common Warrant Shares,” together with the Series A-1 Common Warrants Shares, the “Common Warrant Shares”). The offering price of each Common Share and accompanying Series A-1 Common Warrant and Series A-2 Common Warrant was $0.60, and the offering price of each Prefunded Warrant and accompanying Series A-1 Common Warrant and Series A-2 Common Warrant was $0.5999.  The Common Shares, Prefunded Warrants, Prefunded Warrant Shares, Common Warrants and Common Warrant Shares are collectively referred to herein as the “Securities.”

Each Common Warrant has an exercise price of $0.60 per share. The Common Warrants are exercisable upon issuance (the “Initial Exercise Date”). The Series A-1 Common Warrants will expire five (5) years following the Initial Exercise Date. The Series A-2 Common Warrants will expire eighteen (18) months following the Initial Exercise Date. A holder may not exercise any portion of the Common Warrants to the extent the Purchaser would own more than 4.99% of the outstanding Common Stock immediately after exercise. A holder may increase or decrease this percentage with respect to either the Series A-1 Common Warrants or the Series A-2 Common Warrants to a percentage not in excess of 9.99%, except that any such increase shall require at least 61 days’ prior notice to the Company.

The Prefunded Warrants are immediately exercisable and may be exercised at a nominal exercise price of $0.0001 per share of Common Stock at any time until all of the Prefunded Warrants are exercised in full. A holder may not exercise any portion of the Common Warrants to the extent the Purchaser would own more than 4.99% of the outstanding Common Stock immediately after exercise. A holder may increase or decrease this percentage with respect to Prefunded Warrants to a percentage not in excess of 9.99%, except that any such increase shall require at least 61 days’ prior notice to the Company.

As compensation to H.C. Wainwright & Co., LLC as the exclusive placement agent in connection with the Offering (the “Placement Agent”), the Company paid the Placement Agent a cash fee of 7.5% of the aggregate gross proceeds raised in the Offering, plus a management fee equal to 1.0% of the gross proceeds raised in the Offering and an aggregate of $120,000 for reimbursement of certain expenses and legal fees. The Company also issued warrants to designees of the Placement Agent (the “Placement Agent Warrants”) to purchase up to 250,000 shares of Common Stock (the “Placement Agent Warrant Shares”). The Placement Agent Warrants have substantially the same terms as the Series A-1 Common Warrants, except that the Placement Agent Warrants have an exercise price equal to $0.75 per share.

In connection with the Offering, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”) on May 15, 2025. The Purchase Agreement contained customary representations and warranties and agreements of the Company and the Purchaser and customary indemnification rights and obligations of the parties.

Pursuant to the terms of the Purchase Agreement, the Company has agreed for a period of 60-days from the date of the Purchase Agreement, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement), or file any registration statement. In addition, from the date of the Purchase Agreement until the one year anniversary of the closing date of the Offering, the Company is prohibited from effecting or entering into an agreement to effect any issuance of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) involving a Variable Rate Transaction (as defined in the Purchase Agreement), subject to an exception.

Each of our executive officers and directors have agreed, subject to certain exceptions, not to dispose of or hedge any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock during the period from the date of the lock-up agreement continuing through the sixty (60) days after the closing of the Offering.

The Securities, the Placement Agent Warrants and Placement Agent Warrant Shares were offered pursuant to the Registration Statement on Form S-1 (File No. 333-286777), as amended, which was declared effective by the Securities and Exchange Commission on May 15, 2025.

The Company received net proceeds of approximately $1.56 million from the Offering, after deducting the estimated Offering expenses payable by the Company, including the Placement Agent fees. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

The foregoing descriptions of the Purchase Agreement, the Prefunded Warrant, the Series A-1 Common Warrant, the Series A-2 Common Warrant, Placement Agent Warrant and the Lock-Up Agreement are not complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, form of Prefunded Warrant, form of Series A-1 Common Warrant, form of Series A-2 Common Warrant, form of Placement Agent Warrant and form of Lock-up Agreement, copies of which are filed as Exhibits 10.1, 4.1, 4.2, 4.3, 4.4 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

On May 15, 2025, the Company issued a press release announcing the pricing of the Offering. On May 16, 2025, the Company issued a press release announcing the closing of the Offering. Copies of the press releases are furnished as Exhibit 99.1 and Exhibit 99.2, and are incorporated herein by reference.

This Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the shares or warrants in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Prefunded Warrant.
4.2	Form of Series A-1 Common Warrant.
4.3	Form of Series A-2 Common Warrant.
4.4	Form of Placement Agent Warrant.
10.1*	Form of Securities Purchase Agreement.
10.2	Form of Lock-up Agreement
99.1	Pricing Press Release dated May 15, 2025
99.2	Closing Press Release dated May 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The schedules (and similar attachments) to this exhibit have been omitted from this filing pursuant to Item 601(b)(10) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILO PHARMA, INC.

Date: May 16, 2025	By:	/s/ Eric Weisblum
Eric Weisblum
Chief Executive Officer